UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                          FORM 8-K
                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): November 4, 2003


                     MaxxZone.com, Inc.
                 ---------------------------
     (Exact name of Registrant as specified in charter)


      Nevada              000-33465                88-0503197
   -------------        -------------            ---------------
   (State of Other      (Commission              (IRS Employer
   Jurisdiction          File Number)           Identification No.)
   of Incorporation)


     1770 N. Green Valley Pkwy.
           Suite 3214
        Las Vegas, Nevada                          89014
  --------------------------------             ------------
   (Address of Principal Executive              (Zip Code)
             Offices)


 Registrant's telephone number, including area code: (702) 616-7337


                             N/A
                      ----------------
    (Former Name or Former Address, if Changed Since Last Report)





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Item 9. Regulation FD Disclosure.

On November 4, 2003, the Company announced cancellation of 30.6 million shares of restricted common stock that the Company previously tendered as consideration for the acquisition of China MaxxTel, Inc. This follows the Company's decision on October 21, 2003 to rescind the China MaxxTel acquisition, and wind up its business plans related to developing a telecommunications division focused on the Peoples Republic of China first announced on March 12, 2003.

The Company's decisions to rescind the China MaxxTel acquistion and wind up its former business plans were based upon the failure of China MaxxTel to provide the Company with acceptable licenses and agreements that guaranteed the Company revenue streams from internet protocol telecommunications services, between China and the United
States, of not less than 3,400,000 minutes per month.

China MaxxTel, Inc. could not reasonably assure the Company of performance. The Company therefore rescinded the acquisition and agreement in principle with China MaxxTel, Inc., and returned the restricted stock acquired from China MaxxTel, Inc. as consideration for the original acquisition and agreement in principle.























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                           SIGNATURES

     Pursuant  to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                       MaxxZone.com, Inc.
                     ----------------------
                          (Registrant)

By: /s/ Roland Becker
   ---------------------
Roland Becker, President

































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